                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 9, 1997


                             SILGAN HOLDINGS INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                     000-22117                     06-1269834
 ---------------           ------------------------         -------------------
 (State or other           (Commission File Number)            (IRS Employer
 jurisdiction of                                            Identification No.)
 incorporation)


4 Landmark Square, Stamford, Connecticut                          06901
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (203) 975-7110
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ITEM 5.  OTHER EVENTS.

OFFERING OF 9% SENIOR SUBORDINATED DEBENTURES DUE 2009

          On June 9, 1997, Silgan Corporation ("Silgan"), a wholly owned subsidiary of Silgan Holdings Inc. ("Holdings" and, together with its subsidiaries, the "Company"), issued and sold $300 million aggregate principal amount of its 9% Senior Subordinated Debentures due 2009 (the "Debentures") in a private placement (the "Offering") to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.

          The net cash proceeds received by Silgan from the Offering were approximately $291.5 million after deducting selling commissions and offering expenses payable by Silgan. Approximately $142.9 million of the net cash proceeds will be used by the Company to redeem all of its outstanding 11-3/4% Senior Subordinated Notes due 2002 (the "11-3/4% Notes") on or about July 16, 1997. The remaining net cash proceeds were used to prepay approximately $148.6 million of bank term loans under the credit agreement dated as of August 1, 1995 among Silgan and certain of its subsidiaries, the lenders named therein, Bankers Trust Company, as Administrative Agent and Co-Arranger, and Bank of America Illinois, as Documentation Agent and Co-Arranger (as amended, the "Credit Agreement").

          Although the Debentures have been originally issued by Silgan, upon the merger of Silgan into Holdings which will occur no later than June 30, 1997, the Debentures will become obligations of Holdings.

FINANCING STRATEGY

          Since August 1995, the Company has pursued a strategy to further improve its cash flow and operating and financial flexibility by refinancing its higher cost indebtedness with lower cost indebtedness and equity. Beginning in August 1995, the Company refinanced all of its 13-1/4% Senior Discount Debentures due 2002 (the "Discount Debentures") with (i) proceeds received from the Company's initial public offering in February 1997 of its common stock (the "Common Stock"), (ii) lower cost bank indebtedness and (iii) a portion of the proceeds from the sale by the Company of its Exchangeable Preferred Stock Mandatorily Redeemable 2006 (the "Exchangeable Preferred Stock"). If the Discount Debentures had remained outstanding, the Company's annual interest expense for the Discount Debentures would have been $36.4 million. As a result of the refinancing in full of the Discount Debentures with the proceeds referred to above and assuming a bank borrowing rate of 8.5%, the Company's annual interest expense on its indebtedness used to refinance the

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Discount Debentures will be $18.6 million, a reduction in interest expense of
$17.8 million.

          The refinancing of the Discount Debentures has also permitted the Company to deduct accreted interest of $103.5 million thereon, which will reduce the Company's tax liability by $25.9 million during 1996 and 1997. In addition, the Company has given notice to the holders of its Exchangeable Preferred Stock to effect the exchange (the "Exchange") of such Exchangeable Preferred Stock for the Company's 13-1/4% Subordinated Debentures due 2006 (the "Exchange Debentures"), which will occur on June 13, 1997. The principal amount of Exchange Debentures to be issued upon the Exchange will be approximately $56.2 million. Due to the Exchange, the Company will further reduce its tax liability as a result of the deductibility of interest paid on such Exchange Debentures.

          The Offering will further improve the Company's cash flow and operating and financial flexibility by enabling the Company to refinance its higher cost 11-3/4% Notes and a portion of its variable rate bank term loans with the Debentures and by extending the maturity of such indebtedness.

          As a result of the refinancing of the 11-3/4% Notes with proceeds from the Offering, the Company will have reduced its annual interest expense (including reduced amortizable financing costs) on such indebtedness by $2.8 million. With the refinancing in full of the Discount Debentures and the 11-3/4% Notes, the Company will have lowered its average annual interest cost (including reduced amortizable financing costs) with respect to such indebtedness by an aggregate of $20.7 million. As a result of the refinancing of a portion of its variable rate bank term loans with proceeds from the Offering, on a pro forma basis, the Company's interest expense for 1996 on the amount of indebtedness used to refinance such bank term loans would have increased by $0.7 million.

          Following the Offering, the Company intends to complete negotiations to refinance its Credit Agreement in order to lower the interest rates on its borrowings thereunder, increase the amount of borrowings available to it, extend the maturities of such borrowings and change certain of the covenants to further improve the Company's operating and financial flexibility. Based on current negotiations, the Company expects to reduce its annual interest expense on the indebtedness outstanding under the Credit Agreement by $6 million to $8 million. Although there can be no assurance that such refinancing will be completed, the Company expects such refinancing to occur early in the third quarter of 1997.

          The Company expects to incur pre-tax extraordinary charges for the write-off of $5.7 million of unamortized deferred financing costs and $7.9 million of premiums related thereto as a result of the early redemption of the 11-3/4% Notes and the

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prepayment of a portion of the term loans under the Credit Agreement with the proceeds from the Offering. In the event the Company refinances the Credit Agreement, the Company expects to incur a non-cash pre-tax extraordinary charge of approximately $11.7 million for the write-off of unamortized deferred financing costs in connection with such refinancing.

TERMS OF DEBENTURES

          The following is a summary of the terms of the Debentures, which summary is qualified in its entirety by reference to the Indenture dated as of June 9, 1997 between Silgan, as Issuer, and The First National Bank of Chicago, as Trustee (the "Indenture"), the Form of Debenture and the Registration Rights Agreement dated June 9, 1997 between Silgan and Morgan Stanley & Co. Incorporated, each of which is filed as an exhibit hereto.

          An aggregate principal amount of $300 million of the Debentures was issued and sold in the Offering. The Debentures are unsecured senior subordinated obligations of the Company and will mature on June 1, 2009. The Debentures will bear interest at the rate of 9% per annum. Interest on the Debentures is payable semiannually in cash on June 1 and December 1 of each year, commencing December 1, 1997.

          The Debentures are redeemable, at the option of the Company, in whole or in part, at any time on or after June 1, 2002, initially at 104.5% of their principal amount, plus accrued interest, declining ratably to 100% of their principal amount, plus accrued interest, on or after June 1, 2006. In addition, at any time prior to June 1, 2000, the Company may redeem up to 35% of the principal amount of the Debentures with the proceeds of one or more public equity offerings by the Company of its Common Stock, at any time or from time to time in part, at a redemption price (expressed as a percentage of principal amount) of 109%, plus accrued interest; provided that at least $195 million aggregate principal amount of Debentures remains outstanding after each such redemption. Upon a Change of Control (as defined in the Indenture), each holder of the Debentures will have the right to require the Company to purchase such holder's Debentures at a price of 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

          The indebtedness evidenced by the Debentures will be subordinated to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company, will rank pari passu in right of payment with all senior subordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company, including (upon the Holdings Merger) the Exchange Debentures, when issued.

          The Indenture contains certain covenants for the benefit of the holders of the Debentures which, among other

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things, restrict the ability of the Company and its Restricted Subsidiaries
(as defined in the Indenture) to: incur or guarantee additional indebtedness; make certain dividends, investments and other restricted payments; create restrictions on the ability of Restricted Subsidiaries to make certain payments; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; create liens; sell assets; and, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Generally, these covenants are no more restrictive to the Company than the covenants that the Company is subject to under the Credit Agreement.

          The Debentures have not been registered under the Securities Act and are subject to certain restrictions on transfer. The Company is obligated to consummate an exchange offer pursuant to an effective registration statement or cause the Debentures to be registered under the Securities Act pursuant to a shelf registration statement. If such exchange offer is not consummated and such shelf registration statement is not declared effective prior to December 9, 1997, the initial annual interest rate on the Debentures will be increased by 0.5% until the exchange offer is consummated or the shelf registration statement is declared effective.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Exhibit No.          Description
-----------          -----------
    4.1       Indenture dated as of June 9, 1997 between Silgan Corporation, as
              Issuer, and The First National Bank of Chicago, as Trustee.

    4.2       Form of Debenture for the 9% Senior Subordinated Debentures due
              2009 of Silgan Corporation.

    4.3       Registration Rights Agreement dated June 9, 1997 between Silgan
              Corporation and Morgan Stanley & Co. Incorporated.

   99.1       Placement Agreement, dated June 3, 1997, between Silgan
              Corporation and Morgan Stanley & Co. Incorporated.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SILGAN HOLDINGS INC.


                                        By:  /s/  Harley Rankin, Jr.
                                           ------------------------------
                                           Harley Rankin, Jr.
                                           Executive Vice President,
                                           Chief Financial Officer
                                           and Treasurer

Date: June 9, 1997

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                               INDEX TO EXHIBITS

Exhibit No.                       Description
-----------                       -----------
    4.1        Indenture dated as of June 9, 1997 between Silgan Corporation, as
               Issuer, and The First National Bank of Chicago, as Trustee.

    4.2        Form of Debenture for the 9% Senior Subordinated Debentures due
               2009 of Silgan Corporation.

    4.3        Registration Rights Agreement dated June 9, 1997 between Silgan
               Corporation and Morgan Stanley & Co. Incorporated.

   99.1        Placement Agreement, dated June 3, 1997, between Silgan
               Corporation and Morgan Stanley & Co. Incorporated.

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